Exhibit 99.1

Erie Indemnity Reports Second Quarter 2024 Results
Net Income per Diluted Share was $3.13 for the Quarter and $5.52 for the Six Months of 2024

Erie, Pa., July 25, 2024 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the quarter and six months ending June 30, 2024. Net income was $163.9 million, or $3.13 per diluted share, in the second quarter of 2024, compared to $117.9 million, or $2.25 per diluted share, in the second quarter of 2023. Net income was $288.5 million, or $5.52 per diluted share, in the first six months of 2024, compared to $204.1 million, or $3.90 per diluted share, in the first six months of 2023.

2Q and First Half 2024
(in thousands)	2Q'24	2Q'23	1H'24	1H'23
Operating income	$190,208	$134,158	$329,020	$244,701
Investment income	13,827	11,627	28,906	6,895
Other income	3,292	3,305	6,703	6,642
Income before income taxes	207,327	149,090	364,629	258,238
Income tax expense	43,424	31,238	76,174	54,145
Net income	$163,903	$117,852	$288,455	$204,093

2Q 2024 Highlights
Operating income before taxes increased $56.1 million, or 41.8 percent, in the second quarter of 2024 compared to the second quarter of 2023.
•Management fee revenue - policy issuance and renewal services increased $127.5 million, or 20.1 percent, in the second quarter of 2024 compared to the second quarter of 2023.
•Management fee revenue - administrative services increased $1.4 million, or 9.0 percent, in the second quarter of 2024 compared to the second quarter of 2023.
•Cost of operations - policy issuance and renewal services
◦Commissions increased $68.8 million in the second quarter of 2024 compared to the second quarter of 2023, primarily driven by the growth in direct and affiliated assumed written premium and, to a lesser extent, an increase in agent incentive compensation related to profitable growth.
◦Non-commission expense increased $4.1 million in the second quarter of 2024 compared to the second quarter of 2023. Underwriting and policy processing expense increased $4.2 million primarily due to increased underwriting report and personnel costs. Information technology costs decreased $3.8 million primarily due to a decrease in professional fees and personnel costs. Customer service costs increased $2.0 million primarily due to increased personnel costs and credit card processing fees.

Income from investments before taxes totaled $13.8 million in the second quarter of 2024 compared to $11.6 million in the second quarter of 2023. Net investment income was $16.0 million in the second quarter of 2024 compared to $13.5 million in the second quarter of 2023.

First Half 2024 Highlights
Operating income before taxes increased $84.3 million, or 34.5 percent, in the first six months of 2024 compared to the first six months of 2023.
•Management fee revenue - policy issuance and renewal services increased $235.1 million, or 19.7 percent, in the first six months of 2024 compared to the first six months of 2023.
•Management fee revenue - administrative services increased $3.2 million, or 10.3 percent, in the first six months of 2024 compared to the first six months of 2023.
•Cost of operations - policy issuance and renewal services
◦Commissions increased $135.8 million in the first six months of 2024 compared to the first six months of 2023, primarily driven by the growth in direct and affiliated assumed written premium and, to a lesser extent, an increase in agent incentive compensation related to profitable growth.
◦Non-commission expense increased $18.4 million in the first six months of 2024 compared to the first six months of 2023. Underwriting and policy processing expense increased $8.7 million primarily due to increased underwriting report and personnel costs. Information technology costs decreased $7.5 million primarily due to a decrease in professional fees and personnel costs largely driven by an increase in capitalized labor costs related to technology initiatives. Sales and advertising expense increased $5.2 million primarily due to increased agent-related and advertising costs. Customer service costs increased $4.0 million primarily due to increased personnel costs and credit card processing fees. Administrative and other costs increased $8.0 million primarily due to increased personnel costs, charitable contributions and professional fees.

Income from investments before taxes totaled $28.9 million in the first six months of 2024 compared to $6.9 million in the first six months of 2023. Net investment income was $31.9 million in the first six months of 2024 compared to $15.7 million in the first six months of 2023. Net investment income included $0.3 million of limited partnership earnings in the first six months of 2024 compared to losses of $10.7 million in the first six months of 2023. Net realized and unrealized gains were $0.1 million in the first six months of 2024 compared to losses of $7.0 million in the first six months of 2023.

Webcast Information
Indemnity has scheduled a pre-recorded audio broadcast on the Web for 10:00 AM ET on July 26, 2024.  Investors may access the pre-recorded audio broadcast by logging on to www.erieinsurance.com.

Erie Insurance Group
According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 12th largest homeowners insurer, 13th largest automobile insurer and 13th largest commercial lines insurer in the United States based on direct premiums written.  Founded in 1925, Erie Insurance is a Fortune 500 company and the 17th largest property/casualty insurer in the United States based on total lines net premium written. Rated A+ (Superior) by A.M. Best, ERIE has more than 7 million policies in force and operates in 12 states and the District of Columbia.

News releases and more information are available on ERIE's website at www.erieinsurance.com.
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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:
•dependence upon our relationship with the Erie Insurance Exchange ("Exchange") and the management fee under the agreement with the subscribers at the Exchange;
•dependence upon our relationship with the Exchange and the growth of the Exchange, including:
◦general business and economic conditions;
◦factors affecting insurance industry competition, including technological innovations;
◦dependence upon the independent agency system; and
◦ability to maintain our brand, including our reputation for customer service;
•dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:
◦the Exchange's ability to maintain acceptable financial strength ratings;
◦factors affecting the quality and liquidity of the Exchange's investment portfolio;
◦changes in government regulation of the insurance industry;
◦litigation and regulatory actions;
◦emergence of significant unexpected events, including pandemics and economic or social inflation;
◦emerging claims and coverage issues in the industry; and
◦severe weather conditions or other catastrophic losses, including terrorism;
•costs of providing policy issuance and renewal services to the subscribers at the Exchange under the subscriber's agreement;
•ability to attract and retain talented management and employees;
•ability to ensure system availability and effectively manage technology initiatives;
•difficulties with technology or data security breaches, including cyber attacks;
•ability to maintain uninterrupted business operations;
•compliance with complex and evolving laws and regulations and outcome of pending and potential litigation;
•factors affecting the quality and liquidity of our investment portfolio; and
•ability to meet liquidity needs and access capital.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.
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